Exhibit 10.2.1

Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K on the basis that the registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Contract No.: WDZGDB20190001

Principal Creditor’s Rights and Maximum Mortgage Contract

(Exclusive for Real Estate Transactions and Maximum Mortgage Registration)

Mortgagor (hereinafter referred to as Party A):	FAW Jilin Automobile Co., Ltd.
Certificate Type: Business License	Certificate No.: [***]
Tel.: 0432-68198177

Mortgagee (hereinafter referred to as Party B):	First Automobile Finance Co., Ltd.
Certificate Type: Business License	Certificate No.: [***]
Tel.: 0431-81861713

Party A and Party B, to apply for the registration of the mortgage contract with the housing transaction management authority and the establishment of real estate maximum mortgage right registration with the real estate registration institution, hereby enter into this contract through negotiation and agreement.

Article 1 Details of Principal Creditor’s Rights

The Debtor FAW Jilin Automobile Co., Ltd. entered into the Maximum Credit Agreement with the Mortgagee on May 20, 2019, under contract number WDSX20190001. The agreed details of principal creditor’s rights are as follows:

1. Maximum creditor’s rights and currency: RMB THREE HUNDRED AND FIFTY MILLION (in words), RMB 350,000,000 (in figures).

2. Creditor’s Rights Determination Period: from May 21, 2019 to May 21, 2024.

3. Others: mortgage subordination

Article 2 Types of Collaterals

1.	☒Constructions such as buildings and attached objects on the land

2.	☐Buildings or other constructions legally obtained but not yet constructed or under construction

3.	☐Right to use construction land

4.	☐Land contracting and operating rights obtained through bidding, auction, public negotiation, etc., such as wasteland

5.	☐Other real property rights not prohibited from mortgage by laws and regulations

Article 3 Details of Collaterals

Certificate of ownership or proof (or house no.)	Name:	Number:
	Name:	Number:
Located at:
Area (m2)	Building:	Land:
Appraised value or agreed value (￥0000):		Maximum creditor’s rights (￥0000):

Refer to the attached list of collaterals if there are multiple.

Article 4 Other Provisions

1. Matters not covered in this contract may be separately agreed upon by both parties A and B. Such separate agreements shall have equal legal effect as this contract. However, should there be any conflict or inconsistency between the separate agreements and this contract regarding the agreed content and the true intentions of the parties, this contract shall prevail.

2. This contract shall come into force upon signature (or seal) by both parties A and B.

3. This contract is made in triplicate, with one copy for party A, one copy for party B, and one copy for filing with the real estate registration institution.

Article 5 Declaration

The contents filled in this contract fully comply with the provisions of laws and regulations, and the submitted materials and information are true and valid. The real estate used for mortgage does not fall under any circumstances prohibited from mortgage by laws and regulations. The Mortgagor and Mortgagee bear legal responsibility for this.

Party A (Signature or Seal):

Seal: FAW Jilin Automobile Co., Ltd

Representative:

Seal: Seal of Lei Ping

Date:

Party B (Signature or Seal):

Seal: FAW Finance Co., Ltd.

Representative:

Seal: Seal of Yuan Chuyun

Date: